                                                                 EXHIBIT 10.20













                              THE RAYMOND CORPORATION

                                    SAVINGS PLAN















                           Effective January 1, 1986

                 Amended and Restated as of January 1, 1993







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

                              INTRODUCTION


      Effective January 1, 1986, The Raymond Corporation established The

      Raymond Corporation Savings Plan ("Plan") for the benefit of such of its employees as are eligible thereunder.  The Plan was subsequently amended several times.

      This amendment and restatement of the Plan is effective January 1,

      1993, except that certain amendments reflected in this restated Plan have an earlier effective date, as follows:



      1. The provision that contributions need not be made from profits,

      set forth in Section 3.09, is effective as of January 1, 1986.



      2. The provision affecting leased employees set forth in

      Section 1.17, the annual dollar limitation on Deferred Cash

      Contributions set forth in Section 3.01, the nondiscrimination tests set forth in Sections 3.05 and 3.06 and related defined terms, the maximum contribution limitation set forth in Section 3.07, and the amendments to the top-heavy provisions set forth in Section 13.05 shall be effective as of January 1, 1987.



      3. The $200,000 limitation on compensation reflected in Sections 1.11 and 1.32, the hardship withdrawal rules set forth in Section 7.03,

      the age 70-1/2 required distribution rule set forth in Section 9.04,

      and the limitations on the distribution of Deferred Cash

      Contributions upon the termination of the Plan or upon the sale of assets or sale of a subsidiary set forth in Section 12.04(b) and

      12.05 shall be effective as of January 1, 1989.


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

      Except as otherwise specifically provided herein, the rights and benefits of any Participant who retires or whose employment is terminated are determined in accordance with the provisions of the

      Plan in effect and operative at the time of such retirement or termination.

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

                       THE RAYMOND CORPORATION
                           SAVINGS PLAN

                         TABLE OF CONTENTS
                         -----------------
                                                                        Page
                                                                        ----

      Article 1.    Definitions                                           1

      Article 2.    Eligibility and Membership                           12
              2.01  Eligibility                                          12
              2.02  Membership                                           12
              2.03  Reemployment of Former Employees and
                      Former Members                                     12
              2.04  Transferred Members                                  13
              2.05 Termination of Membership                             13

      Article 3.    Contributions                                        14
              3.01  Deferred Cash Contributions                          14
              3.02  Rollover Contributions                               16
              3.03  Change in Contributions                              16
              3.04  Revocation of Contribution Election                  16
              3.05  Actual Deferral Percentage Test                      17
              3.06  Additional Discrimination Testing Provisions         18
              3.07  Maximum Annual Additions                             20
              3.08  Return of Contributions                              21
              3.09  Contributions Not Contingent Upon Profits            22

      Article 4.    Investment of Contributions                          23
              4.01  Investment Funds                                     23
              4.02  Investment of Members' Accounts                      25
              4.03  Responsibility for Investments                       25
              4.04  Change of Election                                   25
              4.05  Reallocation of Accounts Among the Funds             26
              4.06  Limitations Imposed by Contract or by
                      Securities Laws                                    26

      Article 5.    Valuation of the Accounts                            27
              5.01  Valuation of the Investment Funds                    27
              5.02  Discretionary Power of the Committee                 27
              5.03  Statement of Accounts                                27

      Article 6.    Vested Portion of Accounts                           28
              6.01  Deferred Account and Rollover Account                28

      Article 7.    Withdrawals While Still Employed                     29
              7.01  Withdrawal of Rollover Contributions                 29
              7.02  Withdrawal After Age 59-1/2                          29
              7.03  Hardship Withdrawal                                  29
              7.04  Procedures and Restrictions                          31

                       THE RAYMOND CORPORATION
                           SAVINGS PLAN

                         TABLE OF CONTENTS
                         -----------------
                            Continued
                                                                        Page
                                                                        ----
      Article 8.    Loans to Members                                     33
              8.01  Amount Available                                     33
              8.02  Terms                                                34

      Article 9.    Distribution of Accounts Upon Termination
                      of Employment                                      36
              9.01  Eligibility                                          36
              9.02  Form of Distribution                                 36
              9.03  Commencement of Payments                             36
              9.04  Age 70-1/2 Required Distribution                     37
              9.05  Small Benefits                                       38
              9.06  Status of Accounts Pending Distribution              38
              9.07  Proof of Death and Right of Beneficiary or
                      Other Person                                       38
              9.08  Distribution Limitation                              38
              9.09  Direct Rollover of Certain Distributions             39

      Article 10.   Administration of Plan                               41
              10.01 Appointment of Committee                             41
              10.02 Duties of Committee                                  41
              10.03 Individual Accounts                                  42
              10.04 Meetings                                             42
              10.05 Action of Majority                                   42
              10.06 Compensation and Bonding                             42
              10.07 Establishment of Rules                               42
              10.08 Prudent Conduct                                      43
              10.09 Service in More Than One Fiduciary Capacity          43
              10.10 Limitation of Liability                              43
              10.11 Indemnification                                      44
              10.12 Appointment of Investment Manager                    44

      Article 11.   Management of Funds                                  45
              11.01 Trust Agreement                                      45
              11.02 Exclusive Benefit Rule                               45

                       THE RAYMOND CORPORATION
                           SAVINGS PLAN

                         TABLE OF CONTENTS
                         -----------------
                            Continued
                                                                        Page
                                                                        ----
      Article 12.   Amendment, Merger and Termination                    46
              12.01 Amendment of Plan                                    46
              12.02 Merger, Consolidation or Transfer                    46
              12.03 Additional Participating Employers                   46
              12.04 Termination of Plan                                  47
              12.05 Distribution of Accounts Upon a Sale of Assets
                      or a Sale of a Subsidiary                          48

      Article 13.   General Provisions                                   50
              13.01 Nonalienation                                        50
              13.02 Conditions of Employment Not Affected by Plan        51
              13.03 Facility of Payment                                  51
              13.04 Information                                          51
              13.05 Top-Heavy Provisions                                 51
              13.06 Prevention of Escheat                                54
              13.07 Written Elections                                    54
              13.08 Construction                                         55

                  THE RAYMOND CORPORATION SAVINGS PLAN

                         ARTICLE 1.  DEFINITIONS
                         -----------------------


1.01 "Accounts" means the Deferred Account and the Rollover Account.


1.02 "Actual Deferral Percentage" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of Deferred Cash

      Contributions made pursuant to Section 3.01 for a Plan Year

      (including Deferred Cash Contributions returned to a Highly

      Compensated Employee under Section 3.01(c) and Deferred Cash

      Contributions returned to any Employee pursuant to Section 3.01(d)),

      to (b) the Employees' Statutory Compensation for that entire Plan

      Year, provided that, upon direction of the Committee, Statutory

      Compensation for a Plan Year shall only be counted if received during the period an Employee is, or is eligible to become a Member.  The

      Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of one per cent.  For purposes of determining the

      Actual Deferral Percentage for a Plan Year, Deferred Cash

      Contributions may be taken into account for a Plan Year only if they

      (a) relate to compensation that either would have been received by the Employee in the Plan but for the deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year but for the deferral election,

      (b) are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date, and

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      (c) are actually paid to the Trustees no later than 12 months after the end of the Plan Year to which the contributions relate.


1.03 "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for calendar years beginning on or after January 1, 1988,

      and applied to such items and in such manner as the Secretary shall provide.


1.04 "Affiliated Employer" means any company which is a member of a controlled group of corporations (as defined in Section 414(b) of the

      Code) which also includes as a member the Employer; any trade or business under common control (as defined in Section 414(c) of the

      Code) with the Employer; any organization (whether or not

      incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer;

      and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

      Notwithstanding the foregoing, for purposes of Section 3.07, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.


1.05 "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or any other form following a Member's retirement or other termination of  employment


1.06 "Beneficiary" means any person, persons or entity designated by a Member to receive any benefits payable in the event of the Member's death.  However, a married Member's spouse shall be deemed to be his
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

      Beneficiary unless or until he elects another Beneficiary with

      Spousal Consent.  If no Beneficiary designation is in effect at the

      Member's death, or if no person, persons or entity so designated survives the Member, the Member's surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise the Beneficiary shall be the personal representative of the estate of the Member or the beneficiary or beneficiaries entitled under the intestacy laws governing the disposition of his estate as shall be determined by the Committee in its sole discretion.


1.07 "Board of Directors" means the Board of Directors of The Raymond

      Corporation.


1.08 "Break in Service" means for the purpose of Article 2, relating to eligibility to participate in the Plan, a 12-consecutive month period, measured from the date an Employee is first credited with an

      Hour of Service or any anniversary thereof (or his reemployment commencement date or any anniversary thereof), within which he is not credited with more than 500 Hours of Service.  However, if an

      Employee is absent from work immediately following his or her active employment, irrespective of whether the Employee's employment is terminated, because of the Employee's  pregnancy, the birth of the

      Employee's child, the placement of a child with the Employee in connection with the adoption of that child by the Employee or for purposes of caring for that child for a period beginning immediately following that birth or placement, a Break in Service shall not occur until the Member fails to complete more than 500 Hours of Service during the Plan Year following the Plan Year in which his or her absence from work began.


1.09 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

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

1.10 "Committee" means the persons named by the Board of Directors to administer and supervise the Plan as provided in Article 10.


1.11 "Compensation" means the total cash remuneration paid to an

      Employee for services rendered to the Employer, including amounts paid for unused vacation days, determined prior to any reduction pursuant to Section 3.01 or pursuant to a cafeteria plan under

      Section 125 of the Code.  However, for Plan Years beginning after

      1988, Compensation shall not exceed $200,000 per year.  The $200,000 limit applies to the aggregate Compensation paid to a Highly

      Compensated Employee referred to in Section 3.06(a), his spouse, and his lineal descendants who have not attained age 19 before the end of the Plan Year.  If, as a result of the application of the family aggregation rule, the $200,000 limit is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this

      Section 1.11 prior to the application of the limit.  For Plan Years commencing on or after January 1, 1990, the $200,000 limit shall be multiplied by the Adjustment Factor.


1.12 "Deferred Account" means the account credited with the Deferred

      Cash Contributions made on a Member's behalf and earnings on those contributions.


1.13 "Deferred Cash Contributions" means amounts contributed pursuant to Section 3.01.


1.14 "Disability" means total and permanent physical or mental disability, as evidenced by eligibility for receipt of a Social

      Security disability benefit.

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

1.15 "Earnings" means the amount of earnings to be returned with any excess deferrals or excess contributions under Section 3.01 or 3.05 for a Plan Year, determined as of the last day of such Plan Year under the Plan's method of allocating income to Members' Accounts pursuant to Article 5.


1.16 "Effective Date" means January 1, 1986.


1.17 "Employee" means an employee of the Employer who receives stated

      compensation other than a pension, severance pay, retainer, or fee under contract; however, the term "Employee" excludes any Leased

      Employee and any person who is included in a unit of employees covered by a collective bargaining agreement which does not provide for his membership in the Plan.


1.18 "Employer" means The Raymond Corporation or any successor by merger, purchase or otherwise, with respect to its employees; or any other company participating in the Plan as provided in Section 12.03,

      with respect to its employees.


1.19 "Enrollment Date" means the first date of each calendar quarter.


1.20 "ERISA" means the Employee Retirement Income Security Act of

      1974, as amended from time to time.


1.21 "Fund" or "Investment Fund" means the separate funds in which contributions to the Plan are invested in accordance with Article 4.
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

1.22 "Highly Compensated Employee" means any employee of the Employer or an Affiliated Employer (whether or not eligible for membership in the Plan) who satisfies the criteria of paragraph (a), (b), (c) or

      (d):

      (a) During the look-back year the employee:

         (i) received Statutory Compensation in excess of $75,000  multiplied by the Adjustment Factor;

        (ii) received Statutory Compensation in excess of $50,000 multiplied by the Adjustment Factor and was among the highest 20% of employees for that year  when ranked by Statutory Compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Employer may determine on a consistent basis pursuant to Section 414(q)(8) of the Code; or

       (iii) was at any time an officer of the Employer or an Affiliated Em-

             ployer and received Statutory Compensation greater than 50% of the dollar limitation on maximum benefits under Section

             415(b)(1)(A) of the Code for such Plan Year.  The number of officers is limited to 50 (or, if lesser, the greater of 3 employees or 10% of employees excluding those employees who may be excluded in determining the top-paid group).  If no officer has Statutory Compensation in excess of 50% of the dollar

             limitation on maximum benefits under Section 415(b)(1)(A) of the

             Code, the highest paid officer is treated as a Highly

             Compensated Employee.

      (b) During the determination year, the employee met the criteria under (i), (ii) or (iii) of (a) above and is one of the 100 highest paid employees of the Employer or an Affiliated Employer.


      (c) During the determination year or the look-back year the employee was at any time a 5% owner of the Employer.


      (d) For purposes of Section 3.06(a), a Highly Compensated Employee shall include a former employee who separated from service prior to the determination year and who was a 5% owner for either (i) the year he separated from service or (ii) any determination year ending on or after the employee's 55th birthday.



      (e) Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Employer or an

          Affiliated Employer which constitutes income from sources within the

          United States shall be disregarded for all purposes of this Section.


      (f) For purposes of this Section 1.22, the `determination year' means the Plan Year and the `look-back year' means the 12-month period immediately preceding the determination year.  However, to the extent permitted under regulations, the Committee may elect to determine the status of Highly Compensated Employees on a current calendar year basis.

      (g) The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.


1.23 "Hour of Service" means, with respect to any applicable computation period,

      (a) each hour for which the employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated

          Employer;


      (b) each hour for which the employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday illness,

          incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period; and


      (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an

          Affiliated Employer, excluding any hour credited under (a) or (b),

          which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.


      No hours shall be credited on account of any period during which the employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers'

      compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of

      Federal Regulations, Sections 2530.200b-2(b) and (c).


 1.24 "Leased Employee" means any person performing services for the

      Employer or an Affiliated Employer as a leased employee as defined in

      Section 414(n) of the Code.  In the case of any person who is a

      Leased Employee before or after a period of service as an Employee,

      the entire period during which he has performed services as a Leased

      Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status,

      become a Member of the Plan.


 1.25 "Member" means any person included in the membership of the Plan as provided in Article 2.


 1.26 "Plan" means The Raymond Corporation Savings Plan as set forth in this document or as amended from time to time.


 1.27 "Plan Year" means the 12-month period beginning on any

      January 1.


 1.28 "Profits" means both accumulated earnings and profits and current net taxable income of the Employer before deduction of

      Federal, state and local income taxes and before any contributions made by the Employer to this or any other employee benefit plan maintained by the Employer, as determined by its independent public accountants in accordance with generally accepted accounting principles.
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

 1.29 "Rollover Account" means the account credited with the Rollover

      Contributions made by a Member and earnings on those contributions.


 1.30 "Rollover Contributions" means amounts contributed pursuant to

      Section 3.02.


 1.31 "Spousal Consent" means the written consent of a Member's spouse to the Member's designation of a specified Beneficiary.  That consent shall be witnessed by a Plan representative or notary  public and shall acknowledge the effect on the spouse of the Member's election.

      The requirement for Spousal Consent may be waived by the Committee if it believes that there is no spouse, that the spouse cannot be located, that a legal separation has occurred, or because of such other circumstances as may be established by applicable law.


 1.32 "Statutory Compensation" means the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to an Employer or an Affiliated Employer, including by way of example, overtime, bonuses and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code.  Each Plan Year the Committee may direct that Statutory Compensation shall include Deferred Cash

      Contributions and amounts contributed on a Member's behalf on a salary reduction basis to a cafeteria plan under Section 125 of the

      Code.


      For Plan Years beginning after 1988, Statutory Compensation shall not exceed $200,000, provided that such limit shall not be applied in determining Highly Compensated Employees under Section 1.22.  The

      $200,000 limit applies to the aggregate Statutory Compensation paid to a Highly Compensated Employee referred to in Section 3.06(a), his spouse, and his lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a result of the application of the family aggregation rule, the $200,000 limit is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's Statutory Compensation as determined under this Section 1.32 prior to the application of the limit.  For Plan

      Years commencing on or after January 1, 1990, the $200,000 limit shall be multiplied by the Adjustment Factor.


 1.33 "Trustees" means the trustees by whom the funds of the Plan are held as provided in Article 11.


 1.34 "Valuation Date" means the last business day of each calendar quarter.


 1.35 "Year of Eligibility Service" means, with respect to any employee, the 12-month period of employment with the Employer or any

      Affiliated Employer, whether or not as an Employee, beginning on the date he first completes an Hour of Service upon hire or rehire, or any Plan Year beginning after that date, in which he first completes at least 1,000 Hours of Service.

                    ARTICLE 2.  ELIGIBILITY AND MEMBERSHIP
                    --------------------------------------

2.01 Eligibility

      Each employee shall be eligible to become a Member on any Enrollment

      Date coinciding with or immediately following the date he completes one Year of Eligibility Service or his 21st birthday, whichever is earlier, provided he is then an Employee.


 2.02 Membership

      An eligible Employee shall become a Member on the first Enrollment

      Date which is at least 30 days after the date he files with the

      Employer a form or forms prescribed by the Committee on which he:

      (a) makes the election described in Section 3.01;

      (b) authorizes the Employer to reduce his Compensation;

      (c) makes an investment election; and

      (d) names a Beneficiary.


 2.03 Reemployment of Former Employees and Former Members

      Any person reemployed by the Employer as an Employee, who was previously a Member or who was previously eligible to become a

      Member, shall be immediately eligible to become a Member of the Plan upon the filing of a form in accordance with Section 2.02.  Any person reemployed by the Employer as an Employee, who was not previously eligible to become a Member, shall become a Member upon completing the eligibility requirements described in Section 2.01 and filing the appropriate form or forms in accordance with Section 2.02.

 2.04 Transferred Members

      A Member who remains in the employ of the Employer or an Affiliated

      Employer but ceases to be an Employee shall continue to be a Member of the Plan but shall not be eligible to receive allocations of

      Deferred Cash Contributions while his employment status is other than as an Employee.


 2.05 Termination of Membership

      A Member's membership shall terminate on the date he is no longer em-

      ployed by the Employer or any Affiliated Employer unless the Member is entitled to benefits under the Plan, in which event his membership shall terminate when those benefits are distributed to him.

                           ARTICLE 3.  CONTRIBUTIONS
                           -------------------------

 3.01 Deferred Cash Contributions

      (a) A Member may elect on his application filed under Section 2.02 to reduce his Compensation payable while a Member in multiples of 1%

      and have that amount contributed to the Plan by the Employer as

      Deferred Cash Contributions.  A Member may also elect on a separate application to (i) defer up to 100% of the amount paid to him for unused vacation days and (ii) allocate amounts not otherwise credited to specific spending accounts under the Raymond Corporation flexible spending plan to the Plan, provided that such amounts, when added to his Compensation reduction elected under Section 2.02, shall not exceed 20% of his Compensation payable while a Member.  Deferred Cash

      Contributions shall be further limited as provided below and in

      Sections 3.05 and 3.07.  Any Deferred Cash Contributions shall be paid to the Trustees as soon as practicable.


      (b) In no event shall the Member's Deferred Cash Contributions and similar contributions made on his behalf by the Employer or an

      Affiliated Employer to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code in any calendar year exceed $7,000 multiplied by the Adjustment Factor.  If a

      Member's Deferred Cash Contributions in a calendar year reach that dollar limitation, his election of Deferred Cash Contributions for the remainder of the calendar year will be canceled.  As of the first pay period of the calendar year following such cancellation, the

      Member's election of Deferred Cash Contributions shall again become effective in accordance with his previous election.

      (c) In the event that the sum of the Deferred Cash Contributions and similar contributions to any other qualified defined contribution plan maintained by the Employer or an Affiliated Employer exceeds the dollar limitation in Section 3.01(b) for any calendar year, the

      Member shall be deemed to have elected a return of Deferred Cash

      Contributions in excess of such limit ("excess deferrals") from this

      Plan.  The excess deferrals, together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which the excess deferrals were made.  The amount of excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Member under Section 3.05 for that calendar year.


      (d) If a Member makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Employer or an Affiliated Employer for any calendar year and those contributions, when added to his Deferred Cash Contributions,

      exceed the dollar limitation under Section 3.01(b) for that calendar year, the Member may allocate all or a portion of such excess deferrals to this Plan.  In that event, such excess deferrals,

      together with Earnings, shall be returned to the Member no later than the April 15 following the end of the calendar year in which such excess deferrals were made.  However, the Plan shall not be required to return excess deferrals unless the Member notifies the Committee,

      in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan.  The amount of any such excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the

      Member under Section 3.05 for that calendar year.

 3.02 Rollover Contributions

      With the permission of the Committee and without regard to any limitations on contributions set forth in this Article 3, the Plan may receive from or on behalf of a Member, or an Employee who has not yet met the eligibility requirements for membership, in cash, any amount previously received by him from a qualified plan.  The Plan may receive such amount either directly from the Member or employee or from an individual retirement account.  Notwithstanding the foregoing, the Plan shall not accept any amount unless such amount is eligible to be rolled over to a qualified trust in accordance with

      Section 402(a)(5) of the Code and the Member provides evidence satisfactory to the Committee that such amount qualifies for rollover treatment.  The Rollover Contributions must be paid to the Trustees on or before the 60th day after the day it was received by the

      Member.


3.03 Change in Contributions

      The percentage of Compensation designated by a Member under Section

      3.01 shall automatically apply to increases and decreases in his

      Compensation.  A Member may change his election under  Section 3.01 once every calendar quarter by giving at least 30 days' prior written notice to the Committee.  The changed percentage shall become effective as of the first day of the calendar quarter beginning after the expiration of the notice period.


3.04 Revocation of Contribution Election

      (a) A Member may revoke his election under Section 3.01 only once every Plan Year by giving at least 30 days' prior written notice to the Committee.  The revocation shall become effective as of the first day of the calendar quarter beginning after the expiration of the notice period.

      (b) A Member who has revoked his election under Section 3.01 may apply to the Committee to have his Compensation reduction resumed in accordance with Section 3.01 as of the first day of the calendar quarter next following 30 days' written notice of that intent.


 3.05 Actual Deferral Percentage Test

      The Actual Deferral Percentage for Highly Compensated Employees who

      are Members or eligible to become Members shall not exceed the Actual

      Deferral Percentage for all other Employees who are Members or eligible to become Members multiplied by 1.25.  If the Actual

      Deferral Percentage for Highly Compensated Employees does not meet the foregoing test, the Actual Deferral Percentage for Highly

      Compensated Employees may not exceed the Actual Deferral Percentage for all other Employees who are Members or eligible to become Members by more than two  percentage points, and the Actual Deferral

      Percentage for Highly Compensated Employees may not be more than 2.0 times the Actual Deferral Percentage for all other Employees.  The

      Committee may implement rules limiting the Deferred Cash

      Contributions which may be made on behalf of some or all Highly

      Compensated Employees so that this limitation is satisfied.  If the

      Committee determines that the limitation under this Section 3.05 has been exceeded in any Plan Year, the following provisions shall apply:


      (a) The amount of Deferred Cash Contributions made on behalf of some or all Highly Compensated Employees shall be reduced until the provisions of this paragraph are satisfied as follows.  The actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to meet the test or to cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio.

      This process will be repeated until the actual deferral percentage test is passed. Each ratio shall be rounded to the nearest one-

      hundredth of one per cent of the Member's Statutory Compensation.


      (b) Deferred Cash Contributions subject to reduction under this para-

      graph ("excess contributions"), together with Earnings thereon, shall be paid to the Member before the close of the Plan Year following the

      Plan Year in which the excess contributions were made and, to the extent practicable, within 2-1/2 months of the close of the Plan Year in which the excess contributions were made.  However, any excess contributions for any Plan Year shall be reduced by any Deferred Cash

      Contributions previously returned to the Member under Section 3.01(c)

      for that Plan Year.


 3.06 Additional Discrimination Testing Provisions

      (a) If any Highly Compensated Employee is either (i) a five percent owner or (ii) one of the 10 highest paid Highly Compensated

      Employees, then any contribution made by or on behalf of any member of his "family" shall be deemed made by or on behalf of such Highly

      Compensated Employee for purposes of Section 3.05, to the extent required under regulations prescribed by the Secretary of the

      Treasury or his delegate under Sections 401(k) and 401(m) of the

      Code.  The contributions required to be aggregated under the preceding sentence shall be disregarded in determining the Actual

      Deferral Percentage for the group of non-highly compensated employees for purposes of Section 3.05.  Any return of excess contributions required under Section 3.05 with respect to the family group shall be made by allocating the excess contributions among the family members in proportion to the contributions made by or on behalf of each family member that is combined. For purposes of this paragraph, the term "family" means, with respect to any employee, such employee's spouse and any lineal ascendants or descendants and any spouses of such lineal ascendants or descendants.


      (b) If any Highly Compensated Employee is a member of another qualified plan of the Employer or an Affiliated Employer, other than an employee stock ownership plan described in Section 4975(e)(7) of the Code or any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which deferred cash contributions are made on behalf of the Highly Compensated

      Employee, the Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated

      Employee under all such plans in applying the limitations of this

      Section.  If any other such qualified plan has a plan year other than the Plan Year defined in Section 1.27, the contributions to be taken into account in applying the limitations of Section 3.05 will be those made in the plan years ending with or within the same calendar year.


      (c) In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Section 3.05 shall be applied by determining the Actual

      Deferral Percentage of employees as if all such plans were a single plan.  If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3)

      of the Code, the aggregated plans must also satisfy the provisions of

      Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (c) only if they have the same plan year.


 3.07 Maximum Annual Additions

      (a) The annual addition to a Member's Accounts for any Plan Year,

      which shall be considered the  "limitation year" for purposes of

      Section 415 of the Code, when added to the Member's annual addition for that Plan Year under any other qualified defined contribution plan of the Employer or an Affiliated Employer, shall not exceed an amount which is equal to the lesser of (i) 25% of his aggregate remuneration for that Plan Year or (ii) the greater of $30,000 or one-quarter of the dollar limitation in effect under Section

      415(b)(1)(A) of the Code.


      (b) For purposes of this Section, the "annual addition" to a

      Member's  Accounts under this Plan or any other qualified defined contribution plan maintained by the Employer or an Affiliated

      Employer shall be the sum of:

      (i)   the total contributions, including Deferred Cash Contributions,

            made on the Member's behalf by the Employer and all Affiliated

            Employers,

      (ii)  all Member contributions, exclusive of any Rollover

            Contributions, and

      (iii) forfeitures, if applicable,

      that have been allocated to the Member's Accounts under this Plan or his accounts under any other such qualified defined contribution plan.  For purposes of this paragraph (b), any Deferred Cash

      Contributions distributed under Section 3.05 shall be included in the annual addition for the year allocated.

      (c) For purposes of this Section, the term "remuneration" with respect to any Member shall mean the wages, salaries and other amounts paid in respect of that Member by the Employer or an

      Affiliated Employer for personal services actually rendered,

      determined after any reduction of Compensation pursuant to

      Section 3.01 or pursuant to a cafeteria plan as described in

      Section 125 of the Code, including (but not limited to) bonuses,

      overtime payments and commissions, but excluding deferred

      compensation, stock options and other distributions which receive special tax benefits under the Code.


      (d) If the annual addition to a Member's Accounts for any Plan Year,

      prior to the application of the limitation set forth in paragraph (a)

      above, exceeds that limitation due to a reasonable error in estimating a Member's annual compensation or in determining the amount of Deferred Cash Contributions that may be made with respect to a Member under Section 415 of the Code, or as the result of the allocation of forfeitures, the amount of contributions credited to the Member's Accounts in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation by reducing the Member's

      Deferred Cash Contributions under Section 3.01.  The amount of the reduction shall be returned to the Member, together with any earnings on the contributions to be returned.


 3.08 Return of Contributions

      (a) The Employer's contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code.  If all or part of the Employer's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions.  The return shall be made within one year after the disallowance of deduction.


      (b) The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact,

      reduced by any investment loss attributable to those contributions,

      if recovery is made within one year after the date of those contributions.


      (c) In the event that Deferred Cash Contributions made under Section

      3.01 are returned to the Employer in accordance with the provisions of this Section 3.08, the elections to reduce Compensation which were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made.  The Deferred Cash Contributions so returned shall be distributed in cash to those Members for whom those contributions were made.


 3.09 Contributions Not Contingent Upon Profits

      The Employer may make contributions to the Plan without regard to the existence or the amount of Profits.  Notwithstanding the foregoing,

      however, this Plan is designed to qualify as a "profit-sharing plan"

      for all purposes of the Code.

                   ARTICLE 4.  INVESTMENT OF CONTRIBUTIONS
                   ---------------------------------------

 4.01 Investment Funds

      (a) Contributions to the Plan shall be invested in one or more

      Investment Funds, as authorized by the Committee, which from time to time may include the following:


      Fund A - Fixed Income Investment Fund

      This Fund shall consist primarily of fixed-income obligations,

      including but not limited to government and private bonds,

      debentures, notes, certificates of deposit, participation in money market funds and other similar fixed-income investments (which may include investment in any commingled trust fund selected by the

      Trustees which meets the requirements of Section 401(a) of the Code and is exempt from taxation under Section 501(a) of the Code, and which is invested primarily in fixed income securities or fixed income investments).  Pending the selection and purchase of suitable investments, this Fund may be invested in short-term obligations of the United States Government and other short-term investments selected by the Trustees.


      Fund B - Diversified Investment Fund

      This Fund shall consist primarily of common or capital stocks of issues other than those of the Employer or an Affiliated Employer,

      bonds or securities convertible into common or capital stocks of issues other than those of the Employer or an Affiliated Employer,

      shares of mutual  funds and closed-end investment companies and other similar types of investments (which may include investment in any commingled trust fund selected by the Trustees which meets the requirements of Section 401(a) of the Code and is exempt from taxation under Section 501(a) of the Code, and which is invested primarily in similar types of securities).  Pending the selection and purchase of suitable investments, this Fund may be invested in short-term obligations of the United States Government and other short-term investments selected by the Trustees.


      Fund C - Employer Common Stock Fund

      This Fund shall consist entirely of common stock of the Employer, and shall be purchased by the Trustees regularly in the open market, by the exercise of stock rights or by private purchase from anyone including the Employer.  Any such purchase shall be in full compliance with the fiduciary requirements of ERISA.


      Fund D - Money Market Fund

      This Fund shall consist of short-term obligations of the United

      States Government, bank certificates of deposit, commercial paper,

      bankers' acceptances, shares of money market mutual funds and other similar types of short-term investments (which may include investment in any commingled trust fund selected by the Trustees which meets the requirements of Section 401(a) of the Code and is exempt from taxation under Section 501(a) of the Code, and which is invested primarily in similar types of securities).


      (b) The Trustees may keep such amounts of cash as they, in their sole discretion, shall deem necessary or advisable as part of the

      Funds, all within the limitations specified in the trust agreement.

      (c) Dividends, interest, and other distributions received on the assets held by the Trustees in respect to each of the above Funds shall be reinvested in the respective Fund.


 4.02 Investment of Members' Accounts

      A Member shall make separate investment elections covering his

      Deferred Account and his Rollover Account in accordance with one of the following options:

      (a) 100% in one of the available Investment Funds;


      (b) in more than one Investment Fund allocated in multiples of 5%.


 4.03 Responsibility for Investments

      Each Member is solely responsible for the selection of his investment options.  The Trustees, the Committee, the Employer, and the officers, supervisors and other employees of the Employer are not empowered to advise a Member as to the manner in which his Accounts shall be invested.  The fact that an Investment Fund is available to

      Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.


 4.04 Change of Election

      A Member may change his investment election under Section 4.02, in multiples of 5%, no more than once every calendar quarter by giving at least 30 days' prior written notice to the Committee.  The changed investment election shall become effective as of the first day of the calendar quarter beginning after the expiration of the notice period,

      and shall be effective only with respect to subsequent contributions.

 4.05 Reallocation of Accounts Among the Funds

      A Member may elect to reallocate his Accounts among the Investment

      Funds, in multiples of 5%, no more than once each Plan Year by giving at least 30 days' prior written notice to the

      Committee.  The reallocation shall be effective as of the first day of the calendar quarter beginning after the expiration of the notice period.


 4.06 Limitations Imposed by Contract or by Securities Laws

      (a) Notwithstanding anything in this Article to the contrary, any contributions invested in a guaranteed investment contract shall be subject to any and all terms of such contract, including any limitations placed on the exercise of any rights otherwise granted to a Member under any other provisions of this Plan with respect to such contributions.


      (b) Notwithstanding anything in this Article to the contrary, the right of any Member who is an "insider" (as defined in Section 16(b)

      of the Securities Exchange Act of 1934) to change his investment election or reallocate his Accounts, if the change or reallocation concerns Fund C, shall be subject to any and all limitations imposed by the Committee on the exercise of those  rights otherwise granted under the provisions of this Plan in order to comply with the applicable provisions of the Securities Exchange Act of 1934.

                    ARTICLE 5.  VALUATION OF THE ACCOUNTS
                    -------------------------------------

 5.01 Valuation of the Investment Funds

      The Trustees shall value the Investment Funds at least quarterly.  On each Valuation Date there shall be allocated to the Accounts of each

      Member his proportionate share of the increase or decrease in the fair market value of his Accounts in each of the Funds, based on the assumption, where necessary, that contributions for a calendar quarter were contributed on the average in the middle of the calendar quarter.  Whenever an event requires a determination of the value of the Member's Accounts, the value shall be computed as of the

      Valuation Date coincident with or immediately following the date of determination, subject to the provisions of Section 5.02.


 5.02 Discretionary Power of the Committee

      The Committee reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting)

      the Accounts if it determines, after due deliberation and upon the advice of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets.  In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.


 5.03 Statement of Accounts

      At least once a year, each Member shall be furnished with a statement setting forth the value  of his Accounts.

                    ARTICLE 6.  VESTED PORTION OF ACCOUNTS
                    --------------------------------------

 6.01 Deferred Account and Rollover Account

      A Member shall at all times be 100% vested in, and have a

      nonforfeitable right to, his Deferred Account and his Rollover

      Account.

                ARTICLE 7.  WITHDRAWALS WHILE STILL EMPLOYED
                --------------------------------------------

 7.01 Withdrawal of Rollover Contributions

      A Member may elect to withdraw all or part of his Rollover Account at any time.


 7.02 Withdrawal After Age 59-1/2

      A Member who shall have attained age 59-1/2 as of the effective date of any withdrawal pursuant to this Section may elect to withdraw all or part of his Deferred Account.


 7.03 Hardship Withdrawal

      (a) A Member who has withdrawn the total amount available for withdrawal under the preceding Sections of this Article may elect to withdraw all or part of the Deferred Cash Contributions made on his behalf to his Deferred Account and earnings credited on that Account prior to January 1, 1989 upon furnishing proof of Hardship satisfactory to the Committee.


      (b) A Member shall be considered to have incurred a "Hardship" if,

      and only if, he meets the requirements of paragraphs (c) and (d)

      below.


      (c) As a condition for Hardship there must exist with respect to the

      Member an immediate and heavy need to draw upon his Deferred Account.

      The Committee shall presume the existence of such immediate and heavy need if the requested withdrawal is on account of any of the following:

      (i)   expenses for medical care described in Section 213(d) of the Code previously incurred by the Member, his spouse or any of his dependents (as defined in Section 152 of the Code) or necessary for those persons to obtain such medical care;

      (ii)  costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

      (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education of the Member, his spouse or dependents;

      (iv)  payment of amounts necessary to prevent eviction of the Member from his principal residence or to avoid foreclosure on the mortgage of his principal residence; or

      (v)   the inability of the Member to meet such other expenses, debts or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of

            Section 401(k) of the Code.


      In evaluating the relevant facts and circumstances, the Committee shall act in a nondiscriminatory fashion and shall treat uniformly those Members who are similarly situated.  The Member shall furnish to the Committee such supporting documents as the Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Committee.


      (d) As a condition for Hardship, the Member must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in paragraph (b).  To demonstrate such necessity, the

      Member must request, on such form as the Committee shall prescribe,

      that the Committee make its determination of the necessity for the withdrawal solely on the basis of his application. In that event, the Committee shall make such determination, provided all of the following requirements are met:  (i) the distribution is not in excess of the amount of the immediate and heavy financial need of the employee,

      including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution, (ii) the Member has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Employer and Affiliated Employers, (iii) the Member is prohibited from making

      Deferred Cash Contributions to the Plan and all other plans of the

      Employer and Affiliated Employers under the terms of such plans or by means of an otherwise legally enforceable agreement for at least 12 months after receipt of the distribution, and (iv) the limitation described in Section 3.01(b) under all plans of the Employer and

      Affiliated Employers for the calendar year following the year in which the withdrawal is made must be reduced by the Member's elective deferral made in the calendar year of the distribution for Hardship.

      For purposes of clause (iii), "all other plans of the Employer and

      Affiliated Employers" shall include stock option plans, stock purchase plans, qualified and non-qualified deferred compensation plans and such other plans as may be designated under regulations issued under Section 401(k) of the Code, but shall not include health and welfare benefit plans or the mandatory employee contribution portion of a defined benefit plan.


 7.04 Procedures and Restrictions

      To make a withdrawal, a Member shall give at least 30 days' prior

      written notice to the Committee.   A withdrawal shall be made as of

      the Valuation Date next following the expiration of the notice period. No more than one withdrawal may be made in any Plan Year except that a withdrawal under Section 7.03 may be made in addition to any other withdrawal made during the Plan Year.  The minimum withdrawal shall be $1,000 or the total value of his Accounts available for withdrawal, if less.  Notwithstanding any provision in this Article to the contrary, the right of any Member who is an

      "insider" (as defined in Section 16(b) of the Securities Exchange Act of

      1934) to withdraw amounts invested in Fund C shall be limited by the

      Committee in such manner as it deems appropriate to comply with the applicable provisions of the Securities Exchange Act of 1934. If a loan and a hardship withdrawal are processed as of the Valuation Date, the amount available for the hardship withdrawal will equal the Member's

      Accounts on such Valuation Date reduced by the amount of the loan.

      The amount of the withdrawal shall be allocated between and among the

      Investment Funds in proportion to the value of the Member's Accounts from which the withdrawal is made in each Investment Fund as of the date of the withdrawal.  All payments to Members under this Article shall be made in cash as soon as practicable.

                          ARTICLE 8.  LOANS TO MEMBERS
                          ----------------------------

 8.01 Amount Available

      (a) A Member who is an employee of the Employer or an Affiliated Em-

      ployer may borrow, on written application of the Committee and on ap-

      proval by the Committee under such uniform rules as it shall adopt,

      an amount which, when added to the outstanding balance of any other loans to the Member from the Plan, does not exceed the lesser of

      (i)  50% of the vested portion of his Accounts, or

      (ii) $50,000 reduced by the highest outstanding loan balance to the

           Member from the Plan during the one year period ending on the day before the day the loan is made.


      (b) The interest rate to be charged on loans shall be determined at the time of the loan application and shall be based on the interest rates charged by persons in the business of lending money for loans of similar purpose and duration.  The interest rate so determined for purposes of the Plan shall be fixed for the duration of each loan.


       (c) The amount of the loan is to be transferred from the Investment

      Funds in which the Member's Accounts are invested to a special "Loan

      Fund" for the Member under the Plan.  The Loan Fund consists solely of the amount transferred to the Loan Fund and is invested solely in the loan made to the Member.  The amount transferred to the Loan Fund shall be pledged as security for  the loan.  Payments of principal on the loan will reduce the amount held in the Member's Loan Fund.

      Those payments, together with the attendant interest payment, will be reinvested in the Investment Funds in accordance with the Member's then effective investment election.

 8.02 Terms

      (a) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

      (i)    An application for a loan by a Member shall be made in writing to the Committee, whose action in approving or disapproving the application shall be final;

      (ii)   Each loan shall be evidenced by a promissory note payable to the

             Plan;

      (iii)  The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Member, but that period shall not exceed five years unless the loan is to be used in conjunction with the purchase of the principal residence of the

             Member, in which case the period shall not exceed twenty-five years;

      (iv)   Payments of principal and interest will be made by payroll deductions or in a manner agreed to by the Member and the

             Committee in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period;

      (v)    A loan may be prepaid in full as of the last day of any month without penalty;

      (vi)   Only one loan may be outstanding at any given time;

      (vii)  The minimum amount of a loan shall be $1,000.

      (viii) The Committee may limit the amount a Member who is an "insider"

             (as defined in Section 16(b) of the Securities Exchange Act of

             1934) may borrow from his Accounts invested in Fund C in order to comply with the applicable provisions of the Securities

             Exchange Act of 1934.

      (b) If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Member's Accounts under

      the Plan to satisfy the debt; however, the Plan shall not levy against any portion of the Loan Fund attributable to amounts held in the Member's Deferred Account until such time as a distribution of the Deferred Account could otherwise be made under the Plan.


      (c) Any additional rules or restrictions as may be necessary to implement and administer the loan program shall be in writing and communicated to employees.  Such further documentation is hereby incorporated into the Plan by reference, and the Committee is hereby authorized to make such revisions to these rules as it deems necessary or appropriate, on the advice of counsel.


      (d) To the extent required by law and under such rules as the

      Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i)

      who maintains an account balance under the Plan and (ii) who is still a party-in-interest (within the  meaning of Section 3(14) of ERISA).

                                  ARTICLE 9.
                                  ----------
           DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT
           -------------------------------------------------------

 9.01 Eligibility

      Upon a Member's termination of employment, Disability or death, his

      Accounts shall be distributed as provided in this Article.


 9.02 Form of Distribution

      Distribution of the Member's Accounts shall be made to the Member (or to his Beneficiary, in the event of death) in a cash lump sum.


 9.03 Commencement of Payments

      (a) Except as otherwise provided in this Article, distribution of the Member's Accounts shall be made as soon as administratively practicable following the later of (i) the Member's termination of employment or (ii) the 65th anniversary of the Member's date of birth

      (but not more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs).


      (b) In lieu of a distribution as described in paragraph (a) above, a

      Member may, in accordance with such procedures as the Committee shall prescribe, elect to have the distribution of his Accounts commence as of any Valuation Date coincident with or following his termination of employment which is before the date described in paragraph (a) above.

      (c) In the case of the death of a Member before his benefits commence, his Accounts shall be distributed to his Beneficiary as soon as administratively practicable following the Member's date of death.


 9.04 Age 70-1/2 Required Distribution

      (a) In no event shall the provisions of this Article operate so as to allow the distribution of a Member's Accounts to begin later than the April 1 following the calendar year in which he attains age

      70-1/2, provided that such commencement in active service shall not be required with respect to a Member (i) who does not own more than five per cent of the outstanding stock of the Employer (or stock possessing more than five per cent of the total combined voting power of all stock of the Employer), and (ii) who attained age 70-1/2 prior to January 1, 1988.


      (b) In the event a Member is required to begin receiving payments while in service under the provisions of paragraph (a) above, the

      Member will receive one lump sum payment on or before the Member's required beginning date equal to his entire Account balance and annual lump sum payments thereafter of amounts accrued during each calendar year.  The commencement of payments under this Section 9.04 shall not constitute an Annuity Starting Date for purposes of

      Sections 72, 401(a)(11) and 417 of the Code.  Upon the Member's

      subsequent termination of employment, payment of the Member's

      Accounts shall be made in accordance with the provisions of

      Section 9.02.

 9.05 Small Benefits

      Notwithstanding any provision of the Plan to the contrary, a lump sum payment shall be made as soon as administratively practicable following the Member's termination of employment if the value of the

      Member's Accounts as of such termination of employment amounts to

      $3,500 or less.


 9.06 Status of Accounts Pending Distribution

      Until distributed under Section 9.03 or 9.04, the Accounts of a

      Member who is entitled to a distribution shall continue to be invested as part of the funds of the Plan.


 9.07 Proof of Death and Right of Beneficiary or Other Person

      The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Member as the Committee may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.


 9.08 Distribution Limitation

      Notwithstanding any other provision of this Article 9, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code.  Further,

      such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

 9.09 Direct Rollover of Certain Distributions

      Notwithstanding any other provision of this Plan, with respect to any distribution from this Plan which is (a) payable after December 31,

      1992 to a Member, the Member's surviving spouse or to an alternative payee under a qualified domestic relations order (as defined in

      Section 414(p) of the Code) who is the Member's spouse or former spouse and (b) determined by the Committee to be an "eligible rollover distribution", such Member, surviving spouse or alternate payee may elect, on a form provided for that purpose, to have the

      Trustee make a direct rollover of all or part of such distribution to an "eligible retirement plan" which accepts such rollover.  For purposes of this Section, an "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the

      Member, the Member's surviving spouse or former spouse who is the alternate payee  under a qualified domestic relations order, except that the following distributions shall not be eligible rollover distribu-

      tions: (i) any distribution that is one of a series of substantially equal periodic payments made for the life or life expectancies of the distributee or the joint lives or joint life expectancies of the distri-

      butee and the distributee's designated beneficiary, or for a specified period of ten years or more, (ii) any distribution required under

      Section 401(a)(9) of the Code and (iii) the portion of a distribution not includible in gross income.  For purposes of this Section, an

      "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code or a qualified trust described in Section 401(a) of the Code that accepts the eligible rollover distribution; however, in the case of an eligible rollover distribution to the Member's surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.


      In the event that the provisions of this Section 9.09 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section 9.09 or applicable part thereof shall be ineffective without necessity of further amendment of the Plan.
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

                     ARTICLE 10.  ADMINISTRATION OF PLAN
                     -----------------------------------

10.01 Appointment of Committee


      The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a

      Committee of not less than three persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of

      Directors.  Any person who is appointed a member of the Committee shall signify his acceptance by filing written acceptance with the

      Board of Directors and the Secretary of the Committee.  Any member of the Committee may resign by delivering his written resignation to the

      Board of Directors and the Secretary of the Committee.


10.02 Duties of Committee

      The members of the Committee shall elect a chairman from their number and a secretary who may be, but need not be, one of the members of the Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustees under the trust agreement adopted for use in

      implementing the Plan, as they, in their sole discretion, shall decide.
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

10.03 Individual Accounts

      The Committee shall maintain, or cause to be maintained, records showing the individual balances in each Member's Accounts.  However,

      maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.


10.04 Meetings

      The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.


10.05 Action of Majority

      Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members.  The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.


10.06 Compensation and Bonding

      No member of the Committee shall receive any compensation from the

      Plan for his services as such.  Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.


10.07 Establishment of Rules

      Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. The Committee shall have discretionary authority to construe and interpret the Plan (including but not limited to, determination of an individual's eligibility for Plan participation, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Member).

      The determination of the Committee as to the interpretation of the

      Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.


10.08 Prudent Conduct

      The members of the Committee shall use that degree of care, skill,

      prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.


10.09 Service in More Than One Fiduciary Capacity

      Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the

      Plan.


10.10 Limitation of Liability

      The Employer, the Board of Directors, the members of the Committee,

      and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan.  However,

      this limitation shall not act to relieve any such individual or the

      Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

10.11 Indemnification

      The members of the Committee, the Board of Directors, and the officers, employees and agents of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan,

      including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan,

      and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith.  The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise, from the assets of the Employer.


10.12 Appointment of Investment Manager

      The Employer may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage

      (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Employer shall designate.  In that event authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

                       ARTICLE 11.  MANAGEMENT OF FUNDS
                       --------------------------------

11.01 Trust Agreement

      All the funds of the Plan shall be held by Trustees appointed from time to time by the Board of Directors under a trust agreement adopted, or as amended, by the Board of Directors for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer.  The Employer shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustees.


11.02 Exclusive Benefit Rule

      Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to,

      purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan and paying the expenses of the Plan not paid directly by the Employer.  No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

               ARTICLE 12.  AMENDMENT, MERGER AND TERMINATION
               ----------------------------------------------

12.01 Amendment of Plan

      The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan.

      However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the

      Plan.  No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Member or of reducing the nonforfeitable percentage of the balance of the Accounts of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later,

      the date on which the amendment becomes effective.


12.02 Merger, Consolidation or Transfer

      The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.


12.03 Additional Participating Employers

      (a) If any company is or becomes a subsidiary of or associated with an Employer, the Board of Directors may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan.

      In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.


      (b) Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it.  In that event the funds of the Plan held on account of Members in the employ of that company, and any unpaid balances of the Accounts of all

      Members who have separated from the employ of that company, shall be determined by the Committee.  Those funds shall be distributed as provided in Section 13.04 if the Plan should be terminated, or shall be segregated by the Trustees as a separate trust, pursuant to certification to the Trustees by the Committee, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Committee.


12.04 Termination of Plan

      (a) The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time.

      In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Members to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable.

      The total amount in each Member's Accounts shall be distributed, as the Committee shall direct, to him or for his benefit or continued in trust for his benefit.


      (b) Upon termination of the Plan, Deferred Cash Contributions, with earnings thereon, shall only be distributed to Members if (i) neither the Employer nor an Affiliated Employer establishes or maintains a successor defined contribution plan, and (ii) payment is made to the

      Members in the form of a lump sum distribution (as defined in Section

      402(e)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph (B), or subparagraph (H) thereof).

      For purposes of this paragraph, a "successor defined contribution plan" is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code ("ESOP")

      or a simplified employee pension as defined in Section 408(k) of the

      Code ("SEP")) which exists at the time the Plan is terminated or within the 12 month period beginning on the date all assets are distributed.  However, in no event shall a defined contribution plan be deemed a successor plan if fewer than two percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Employer or an Affiliated Employer (other than an ESOP or a SEP) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan's termination.


12.05 Distribution of Accounts Upon a Sale of Assets or a Sale of a Subsidiary

      Upon the disposition by the Employer of at least 85% of the assets

      (within the meaning of Section 409(d)(2) of the Code) used by the Em-

      ployer in a trade or business or upon the disposition by the Employer of its interest in a subsidiary (within the meaning of Section

      409(d)(3) of the Code), Deferred Cash Contributions, with earnings thereon, may be distributed to those Members who continue in employment with the employer acquiring such assets or with the sold subsidiary, provided that (a) the Employer maintains the Plan after the disposition, (b) the buyer does not adopt the Plan or otherwise become a participating employer in the Plan and does not accept any transfer of assets or liabilities from the Plan to a plan it maintains in a transaction subject to Section 414(l)(1) of the Code,

      and (c) payment is made to the Member in the form of a lump sum distribution (as defined in Section 402(e)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph

      (B), or subparagraph (H) thereof).

                       ARTICLE 13.  GENERAL PROVISIONS
                       -------------------------------

13.01 Nonalienation

      Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void.  However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

      (a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Member the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

      (b) is made pursuant to a State domestic relations law,

      (c) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

      (d) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order", as determined by the Committee.


      Any distribution due an alternate payee under a qualified domestic relations order may be made as soon as practicable following the earliest date specified in such order, or as otherwise permitted under such order pursuant to an agreement between the Plan and the alternate payee, provided, however, that if the amount of the distribution exceeds $3,500, the alternate payee must consent to the distribution.

13.02 Conditions of Employment Not Affected by Plan

      The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any

      Employee and to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the

      Plan.


13.03 Facility of Payment

      If the Committee shall find that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident or because he is a minor, the Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides.  Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.


13.04 Information

      Each Member, Beneficiary or other person entitled to a benefit,

      before any benefit shall be payable to him or on his account under the Plan, shall file with the Committee the information that it shall require to establish his rights and benefits under the Plan.

13.05 Top-Heavy Provisions

       (a) The following definitions apply to the terms used in this

           Section:

          (i) "applicable determination date" means the last day of the preceding Plan Year;

          (ii) "top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

          (iii) "key employee" means an employee who is in a category of employees determined in accordance with the provisions of Section

          416(i)(1) and (5) of the Code and any regulations thereunder, and where applicable, on the basis of the Employee's remuneration

          (defined as set forth in Section 3.07(c)) from the Employer or an

          Affiliated Employer;

          (iv) "non-key employee" means any Employee who is not a key employee;

          (v) "applicable Valuation Date" means the Valuation Date coincident with or immediately preceding the last day of the preceding Plan

          Year;

          (vi) "required aggregation group" means any other qualified plan(s)

          of the Employer or an Affiliated Employer in which there are members who are key employees or which enable(s) the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

          (vii) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of

          Sections 401(a)(4) and 410 of the Code.


      (b) For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60%.  The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with

      Section 416(g)(3) and (4) of the Code and Article 5 of this Plan. For purposes of determining whether the Plan is top-heavy, the account balances under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the re-

      quired aggregation group, and, in the Employer's discretion, may be com-

      bined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group.

      Distributions made with respect to a Member under the Plan during the five-year period ending on the applicable determination date shall be taken into account for purposes of determining the top-heavy ratio;

      distributions under plans that terminated within such five-year period shall also be taken into account, if any such plan contained key employees and therefore would have been part of the required aggregation group.


      (c) The following provisions shall be applicable to Members for any

      Plan Year with respect to which the Plan is top-heavy:

          (i) The minimum benefit required under Section 416(c)(1) of the Code shall be provided to each Member (and each Employee eligible to become a Member) who is a non-key employee under the Employer's defined benefit plan.

          (ii) With respect to any Plan Year for which the Plan is top-heavy,

          remuneration taken into account under the Plan may not exceed the first $200,000 of annual remuneration paid to an Employee for services rendered to the Employer.  In determining the remuneration of a Member for purposes of this limitation, the rules of

          Section 414(q)(6) of the Code shall apply, except that in applying these rules, the term "family" shall include only the spouse of the

          Member and any lineal descendants of the Member who have not attained age 19 before the close of the year.  For Plan Years commencing on or after January 1, 1990, the $200,000 limitation shall be multiplied by the Adjustment Factor.


13.06 Prevention of Escheat

      If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Committee may, no earlier than five years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person,

      as shown on the records of the Committee or the Employer.  If such person has not made written claim therefor within three months of the date of the mailing, the Committee may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer. Upon such cancellation, the Plan and the trust shall have no further liability therefor except that, in the event such person or his beneficiary later notifies the Committee of his whereabouts and requests the payment or  payments due to  him under the Plan, the amount so applied shall be paid to him in accordance with the provisions of the Plan.


13.07 Written Elections

      Any elections, notifications or designations made by a Member pursuant to the provisions of the Plan shall be made in writing and filed with the Committee in a time and manner determined by the

      Committee under rules uniformly applicable to all employees similarly situated.  The Committee reserves the right to change from time to time the time and manner for making notifications, elections or designations by Members under the Plan if it determines after due deliberation that such action is justified in that it improves the administration of the Plan.  In the event of a conflict between the provisions for making an election, notification or designation set forth in the Plan and such new administrative procedures, those new administrative procedures shall prevail.


13.08 Construction

      (a) The Plan shall be construed, regulated and administered under

      ERISA and the laws of the State of New York, except where ERISA controls.


      (b) The masculine pronoun shall mean the feminine wherever appropriate.


      (c) The titles and headings of the Articles and Sections in this

      Plan are for convenience only.  In the  case of ambiguity or inconsistency, the text rather than the titles or headings shall control.